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                                                       N-SAR Item 77Q(3) Exhibit

     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Balanced Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $13,123,207       $0.15            83,895,430        $8.20


     Class B      $1,159,297        $0.09            11,987,891        $8.20


     Class C      $173,475 $0.10                        1,957,801         $8.21


     Class I      $5,083,655        $0.17            26,399,888        $8.16





     Evergreen Foundation Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $4,583,725                $0.18    $24,514,875     16.61


     Class B      $2,037,705                $0.07    $26,562,466     16.52


     Class C      $464,109                      $0.07   $6,093,352       16.51


     Class I      $4,200,028                $0.23    $15,137,990     16.61


     Evergreen Asset Allocation Fund

                  72DD              73A              74U               74V


     Asset Allocation

                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $6,267,950        $0.21            $55,725,858       12.97


     Class B      $6,117,076        $0.17            $51,914,471       12.87


     Class C      $6,935,829        $0.18            $67,078,309       12.67


     Class I      $581,933              $0.22            $3,607,665        13.02


     Class R      $17               $0.21            $84               12.96